UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2022

American Outdoor Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39366	84-4630928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A Columbia, Missouri		65202
(Address of principal executive offices)		(Zip Code)

(800) 338-9585

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.Entry into a Material Definitive Agreement.

Cooperation Agreement

On August 7, 2022, American Outdoor Brands, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Engine Capital, L.P. (collectively with its affiliates, the “Engine Group”).

Pursuant to the Cooperation Agreement, the Engine Group withdrew its nomination notice to nominate candidates for election to the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”).In addition, the Board expanded the size of the Board from six to seven members, and appointed Bradley T. Favreau to the Board for a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Mr. Favreau will be appointed to the Compensation Committee of the Board. The Cooperation Agreement also provides for director replacement rights prior to the termination of the Cooperation Agreement, provided that the Engine Group maintains an aggregate net long position of at least 2% of the Company’s then outstanding shares of common stock.

In addition, during the term of the Cooperation Agreement, the Engine Group will be subject to customary standstill restrictions, including with respect to acquiring, or controlling, beneficial ownership of more than 9.9% of the Company’s outstanding common stock, nominating or recommending for nomination any persons for election to or removal from the Board at any stockholder meeting (except as expressly permitted by the Cooperation Agreement), submitting any business (other than any nomination of a person for election to the Board) for consideration at any stockholder meeting, and soliciting any proxy or consents in respect of any business (other than any nomination of a person for election to the Board) by any stockholder of the Company to be brought before any stockholder meeting or conducting any other referendum (including any “withhold,” “vote no” or similar campaign). During the term of the Cooperation Agreement, the Engine Group has agreed to vote all of its respective shares of the Company’s common stock at each stockholder meeting in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and the recommendations of independent proxy advisory firms.

The Cooperation Agreement contains customary litigation, non-disparagement and confidentiality provisions. The Company agreed to reimburse the Engine Group for its reasonable and documented out-of-pocket fees and expenses incurred in connection with the Engine Group’s investment in the Company. The Cooperation Agreement will terminate on the date that is the earlier of (i) 30 days prior to the director nomination notice deadline for the 2023 Annual Meeting, and (ii) August 7, 2023.

The summary above of the terms of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement described in Item 1.01 above, effective August 8, 2022, the Board increased its size from six to seven directors and appointed Bradley T. Favreau to the Board as a Class III director with a term expiring at the 2023 Annual Meeting.

Other than the Cooperation Agreement, there is no arrangement or understanding between Mr. Favreau and any other person pursuant to which Mr. Favreau was appointed as a director. There are no family relationships between Mr. Favreau and any director or executive officer of the Company, and Mr. Favreau has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Favreau will participate in the Company’s compensation program for its non-employee directors. Also, the Company has entered into its standard director indemnification agreement with Mr. Favreau.

Item 7.01.Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release announcing the matters described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated August 7, 2022, by and among the Engine Group and the Company.

99.1	Press Release, dated August 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders for the 2022 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents that the Company files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financial Information” section of the Company’s Investor Relations website at https://ir.aob.com/ or by contacting Liz Sharp, Vice President, Investor Relations, at lsharp@aob.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date: August 8, 2022	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer
Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2022, by and among American Outdoor Brands, Inc., a Delaware corporation (the “Company”), and the entities and individuals set forth on the signatures pages hereto (collectively with each of their respective Affiliates, the “Investor Group”).

WHEREAS, as of the date hereof, the Investor Group beneficially owns, in the aggregate, 636,867 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, certain members of the Investor Group submitted a letter to the Company on June 24, 2022 (the “Nomination Notice”) nominating two director candidates to be elected to the Board of Directors of the Company (the “Board”) at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”); and

WHEREAS, the Company and the Investor Group have determined to come to an agreement with respect to the Nomination Notice, certain matters relating to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a)The Company agrees that, within one (1) business day following the execution and delivery of this Agreement, the Board and all applicable committees of the Board will take all necessary action (including increasing the size of the Board by one directorship) to appoint Bradley T. Favreau (the “Investor Group Designee”) as a Class III director to serve until the election and qualification of his successor at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), subject to his earlier death, resignation, disqualification or removal. Simultaneously with the execution of this Agreement, the Investor Group withdraws its Nomination Notice and will cease all solicitation efforts in connection with the Nomination Notice. The Company agrees that the Investor Group Designee shall be given the same due consideration for membership to each committee of the Board as any other independent director, and in any event, the Company agrees that the Investor Group Designee will be promptly appointed to the Compensation Committee of the Board.

(b)Each member of the Investor Group and the Investor Group Designee agree that, in the Investor Group Designee’s capacity as a director of the Company, the Investor Group Designee shall comply with the terms of the Company’s Amended and Restated Certificate of Incorporation (as may be amended and supplemented from time to time, the “Charter”), Second Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”), committee charters, corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines and similar governance documents that are applicable to all of the Company’s non-employee directors.

(c)The Investor Group Designee will be entitled to the same director benefits as other non-employee members of the Board, including, but not limited to, (i) compensation for such director’s service as a director and reimbursement of such director’s expenses on the same basis as all other non-employee directors of the Company; (ii) equity-based compensation grants and other benefits on the same basis as all other non-employee directors of the Company; and (iii) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

(d)The Investor Group agrees that the Board or any of its committees may recuse the Investor Group Designee from any Board or committee meeting or portion thereof at which the Board or such committee is evaluating or taking action with respect to (a) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement; (b) any action taken in response to actions taken or proposed by the Investor Group with respect to the Company; or (c) any proposed transaction between the Company and the Investor Group.

(e)If the Investor Group Designee is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director prior to the expiration of the Termination Date (as defined below) and at such time the Investor Group maintains an aggregate Net Long Position of at least 2% of the Company’s then outstanding shares of Common Stock, the Investor Group shall have the ability to recommend a replacement person(s) (any such person shall be referred to as a “Replacement Appointee”) for appointment to the Board. Any Replacement Appointee shall (i) qualify as “independent” of the Company pursuant to the listing standards of the Nasdaq, (ii) have relevant financial expertise to be a director of the Company and (iii) be acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned or delayed). Upon the recommendation of a Replacement Appointee by the Investor Group, the Board and/or any applicable committee thereof shall make its determination regarding whether such Replacement Appointee meets the foregoing criteria no later than ten (10) business days after such recommendation; provided, however, that if the Board does not accept such Replacement Appointee as recommended, the parties shall continue to follow the aforementioned procedures until a Replacement Appointee is appointed or elected to the Board as recommended. Upon a Replacement Appointee’s appointment to the Board, the Board shall take all actions necessary to appoint such Replacement Appointee to any applicable committee of the Board of which the Investor Group Designee was a member immediately prior to his being unable to serve. The provisions of this section shall apply to any Replacement Appointee nominated or appointed to the Board who becomes unable to serve as a director or nominee prior to the Termination Date.

2.Voting Commitment. Until the Termination Date, each member of the Investor Group shall, or shall cause its respective Associates to, appear in person or by proxy at each Stockholder Meeting for quorum purposes and to vote all shares of Common Stock that are beneficially owned by it and over which it has voting power on the Company’s proxy card or consent card and in accordance with the Board’s recommendations as such recommendations of the Board are set forth in the applicable definitive proxy or consent statement filed in respect of such Stockholder Meeting with respect to (a) the election, removal and/or replacement of directors and (b) any other proposal submitted to the stockholders at a Stockholder Meeting; provided, however, that the members of the Investor Group shall be permitted to vote all or some of the shares of Common Stock that they beneficially own and over which they have voting power at such Stockholder Meeting in their sole discretion with respect to an Extraordinary Transaction; provided further, that to the extent Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise, the member of the Investor Group may vote their shares of Common Stock in accordance with the ISS or Glass Lewis recommendation on such matter (other than the election of directors to which this proviso shall not apply).

3.Standstill. Prior to the Termination Date, except as otherwise expressly provided in this Agreement, without the prior written consent of the Company (authorized by the Board), each of the members of the Investor Group shall not, and shall instruct their Associates not to, directly or indirectly:

(a)(i) acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock (collectively, “Company Securities”) or assets of the Company, or rights or options to acquire any Company Securities, or engage in any swap instrument or derivative hedging transactions or other derivative agreements of any nature with respect to Company Securities; provided that the Investor Group may acquire beneficial ownership or economic exposure in the aggregate not exceeding nine and nine tenths percent (9.9%) of the Company’s outstanding Common Stock; or (ii) sell or otherwise transfer shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, to any Third Party that, to the Investor Group’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, being required to file or amend a Schedule 13D or Schedule 13G with respect to its or their ownership of securities of the Company;

(b)(i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election or removal at any Stockholder Meeting at which the Company’s directors are to be elected or otherwise seek representation on the Board; (ii) knowingly initiate, encourage or in any way participate in, directly or indirectly, any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any business (other than any nomination of a person for election to the Board) by any stockholder of the Company to be brought before any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies or consents in respect of any business (other than any nomination of a person for election to the Board) by any stockholder of the Company to be brought before any Stockholder Meeting; (v) knowingly initiate, encourage or participate in any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any nomination or proposal made by or at the direction of the Board and brought before any Stockholder Meeting; or (vi) knowingly encourage, advise or influence any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with the Company’s recommendation in connection with such matter);

(c)form, join or in any way participate in any group or agreement of any kind with respect to any Voting Securities, including in connection with any election or removal contest with respect to the Company’s directors or any business (other than any nomination of a person for election to the Board) by any stockholder of the Company to be brought before any Stockholder Meeting (other than with the members of the Investor Group or one or more of their Associates who are instructed to comply with the terms and conditions of this Agreement);

(d)deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof (other than (i) any such voting trust, arrangement or agreement solely among members of the Investor Group and (ii) as otherwise in accordance with this Agreement);

(e)seek publicly, alone or in concert with others, to alter, amend, change or repeal any provision of, or adopt new provisions of, the Charter or Bylaws;

(f)demand an inspection of the books and records of the Company or its subsidiaries;

(g)(i) make any public proposal with respect to or (ii) make any public statement or otherwise seek to encourage, advise or assist any person with respect to any public proposals or statements related to (A) any change in the number or term of directors serving on the Board or the filling of any vacancies or newly created directorships on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries, (E) causing any class or series of the Company’s equity securities to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, (F) causing any class or series of the Company’s equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or (G) any intent, purpose, plan or proposal that is inconsistent with the standstill provisions of this Agreement;

(h)knowingly initiate, directly or indirectly, any unsolicited Extraordinary Transaction or make, directly or indirectly, any unsolicited proposal, either alone or in concert with others, to the Company or the Board (or any committee thereof) that would reasonably be expected to require a public announcement or disclosure regarding any such matter (it being understood that the foregoing shall not restrict the Investor Group from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

(i)effect or seek to effect, offer or propose to effect, cause, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any unsolicited: (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, consolidation, acquisition, share exchange or other business combination involving any of the Voting Securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(j)enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;

(k)publicly make or in any way advance publicly any request or proposal that the Company or the Board (or any committee thereof) amend, modify or waive any provision of this Agreement; or

(l)take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement.

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3 shall not prevent the members of the Investor Group from (1) making any factual statement or public disclosure as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by any of the members of the Investor Group or their Associates), (2) making any confidential communication to the Company or its directors and officers that would not be reasonably expected to trigger public disclosure obligations for either party, or (3) tendering shares of Common Stock, receiving payment for shares of Common Stock or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by an Investor Group Designee of his or her fiduciary duties in his or her capacity as a director of the Company.

4.Non-Disparagement. Prior to the Termination Date, the Company and each member of the Investor Group shall each refrain from making, and shall instruct their respective Representatives not to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media (including social media), analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, attempts to discredit, criticizes, calls into disrepute, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the members of the Investor Group or their respective Representatives, the Company, or any of its Representatives, or the Company’s corporate strategy, corporate activities, practices, procedures, business, business operations, products or services and (b) in the case of statements or announcements by the Company or its Representatives, the members of the Investor Group or any of their respective Representatives. The restrictions in this Section 4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent legally required, or (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (b) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange

Act or Rule 21F promulgated thereunder; or (c) apply to efforts to enforce either party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any party from responding to any public statement made by the other party of the nature described in this Section 4 if such statement by the other party was made in breach of this Agreement.

5.No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives acting on its behalf to, directly or indirectly, alone or in concert with others, knowingly encourage, pursue or assist any other person to threaten or initiate, any action, suit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives, except for (a) claims arising out of facts not known by such party as of the date hereof, (b) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (c) counterclaims and affirmative defenses with respect to any Legal Proceeding initiated by, or on behalf of one party or its Affiliates against the other party or its Affiliates; provided, however, that this Section 5 shall not prevent any party or any of its Representatives from (i) responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable); (ii) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement; (iii) exercising statutory appraisal rights; or (iv) responding to or complying with a validly issued legal process. Each party represents and warrants that neither it nor any assignee has filed any Legal Proceeding against the other party.

6.	Public Statements; SEC Filings.

(a)No later than one (1) Business Day following the execution and delivery of this Agreement, the Company shall issue a press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit A and, following the issuance of the Press Release, any public statements by any party in respect of this Agreement or the subject matter hereof shall, except to the extent required by law, be consistent with the Press Release. Prior to the issuance of the Press Release, neither the Company nor the members of the Investor Group shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure of this Agreement without the prior written consent of the other party, except to the extent required by law or otherwise in accordance with the terms of this Agreement.

(b)Promptly following the execution of this Agreement, the Company shall file (or cause to be filed) with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide the members of the Investor Group and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any timely comments of the members of the Investor Group and their Representatives.

7.	Confidentiality.

(a)For so long as the Investor Group Designee is serving as a director on the Board, the Investor Group and its Representatives may receive confidential information of the Company from the Investor Group Designee which he learns in his capacity as a director of the Company, including discussions or matters considered in meetings of the Board or Board committees (collectively and individually, “Confidential Information”), but excluding Confidential Information that is protected by the Company’s or any of its Affiliates’ attorney-client privilege, attorney work-product privilege or any other privilege or protection (both with respect to internal or external legal counsel); provided, however, that the receipt of Confidential Information by the Investor Group and the Investor Group Designee shall be conditioned upon the execution and delivery by each member of the Investor Group and the Investor Group Designee of, and governed by, the Confidentiality Agreement substantially in the form agreed to by the parties (a “Confidentiality Agreement”).

(b)For the avoidance of doubt, the parties acknowledge and agree that the obligations of the Investor Group and the Investor Group Designee under this Section 7 shall be in addition to, and not in lieu of, the Investor Group Designee’s confidentiality obligations under Delaware law and the Charter, Bylaws and applicable corporate governance policies of the Company (the “Corporate Governance Guidelines”); provided, that in the event of a conflict between the Investor Group Designee’s confidentiality obligations under the applicable Corporate Governance Guidelines and those in the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control.

8.Compliance with Securities Laws. Each member of the Investor Group acknowledges that it understands its obligations under the U.S. securities laws.

9.Affiliates and Associates. Each party shall instruct its controlled Affiliates and its Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or such Associate. A breach of this Agreement by a controlled Affiliate or an Associate of a party, if such controlled Affiliate or such Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or such Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or such Associate was a party to the same extent as a party to this Agreement.

10.	Representations and Warranties.

(a)Each member of the Investor Group represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Each member of the Investor Group represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of any organizational documents of it as currently in effect, and that the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. Each member of the Investor Group represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 636,867 shares of Common Stock as set forth on Schedule A attached hereto. Each member of the Investor Group represents and warrants that as of the date hereof, except as specifically disclosed on Schedule A attached hereto, (x) none of the members of the Investor Group owns, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (y) none of the members of the Investor Group have entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company other than this Agreement.

(b)The Company hereby represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, and that the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

11.	Termination.

(a)This Agreement shall terminate on the date that is the earlier of (i) 30 days prior to the Notice Deadline for the 2023 Annual Meeting, and (ii) the first anniversary of the date hereof (the date of termination, the “Termination Date”);

(b)If this Agreement is terminated in accordance with this Section 11, this Agreement shall forthwith become null and void, but no termination shall relieve either party from liability for any breach of this Agreement prior to such termination.

12.Expenses. Promptly following the execution of this Agreement, the Company shall reimburse the Investor Group for not more than $180,000 of its reasonably incurred and documented out-of-pocket fees and expenses (including reasonable legal fees) incurred in connection with its investment in the Company, including, but not limited to, the preparation of the Nomination Notice and the negotiation and execution of this Agreement.

13.Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: American Outdoor Brands, Inc. 1800 North Route Z, Suite A, Columbia, Missouri 65202 Attn: Douglas V. Brown, Esq., Chief Counsel and Secretary Email: dbrown@aob.com	with mandatory copies (which shall not constitute notice) to:
Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attn: Sean M. Donahue, Esq. Jacqueline R. Kaufman, Esq. Email: sdonahue@goodwinlaw.com jkaufman@goodwinlaw.com
If to the Investor Group: Engine Capital, L.P. 1345 Avenue of the Americas, 33rd floor New York, NY 10105 Attn: Arnaud Ajdler Email: aajdler@enginecap.com with mandatory copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP  1325 Avenue of the Americas New York, NY 10019

Attn:  Andrew Freedman, Esq.

          Sebastian Alsheimer, Esq.

Email:afreedman@olshanlaw.com

                   salsheimer@olshanlaw.com

14.Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding in any such court, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party irrevocably consents to accept service of process in any such Legal Proceeding by first class certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 13. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.

15.Specific Performance. Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first- mentioned party or its Representatives and that monetary remedies would be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.

16.Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or the members of the Investor Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Investor Group shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of the members of the Investor Group; (b) the term “Annual Meeting” means each annual meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof; (c) the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals or variations thereof) have the meanings ascribed to such terms under the Exchange Act, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act as in effect as of the date of this Agreement; (d) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (f) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a Third Party that, in each case, results in a change in control of the Company or the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill and its corporate franchises; (g) the term “Net Long Position” means such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s or persons’ net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares of Common Stock as to which such person or persons does/do not have the right to vote or direct the vote other than as a result of being in a margin account, or as to which such person or persons has/have entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons,” for purposes of the meaning of the term “Net Long Position,” means any individual, corporation (including not-for-profit), general or limited or limited liability limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, associate, organization or other entity of any kind or nature; (h) “Notice Deadline” means the notice deadline under the Bylaws for the nomination of director candidates for election to the Board by any stockholder of the Company; (i) the term “Parties” means the Company, the Investor Group, and each of the members of the Investor Group (it being understood that the Investor Group and its members shall be deemed a single party as the context requires); (j) the term “Representatives” of a person means (i) such person’s Affiliates and Associates and (ii) such person’s Affiliates and Associates and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (k) the term “SEC” means the U.S. Securities and Exchange Commission; (l) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by consent in lieu of a meeting of the Company’s stockholders, and any adjournment, postponement, rescheduling or continuation thereof; (m) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement; and (n) the term “Voting Securities” shall mean the Common Stock and any other securities of the Company entitled to vote in the election of directors. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word “or” is not exclusive, (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated, (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders, and (vi) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”.

17.	Miscellaneous.

(a)This Agreement, including all exhibits and schedules hereto, contains the entire agreement between the parties and, with the exception of the Confidentiality Agreement, supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c)This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d)Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f)Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g)This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(i)The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

AMERICAN OUTDOOR BRANDS, INC.

By:	/s/ Brian D. Murphy
Brian D. Murphy
President and Chief Executive Officer

SIGNATURE PAGE TO COOPERATION AGREEMENT

ENGINE GROUP

ENGINE CAPITAL, L.P.

By: Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Managing Member

ENGINE JET CAPITAL, L.P.

By: Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Managing Member

ENGINE CAPITAL MANAGEMENT, L.P.

By: Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Managing Member

ENGINE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Managing Member

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
Arnaud Ajdler
Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

/s/ Bradley T. Favreau
Bradley T. Favreau

SIGNATURE PAGE TO COOPERATION AGREEMENT

Exhibit A

Form of Press Release

Investor Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

Media Contact:

Jared Levy/Kelsey Markovich/Jamie Baird

FGS Global

AmericanOutdoorBrands@sardverb.com

(212) 687-8080

AMERICAN OUTDOOR BRANDS ANNOUNCES APPOINTMENT OF NEW INDEPENDENT DIRECTOR

Reaches Agreement with Engine Capital

COLUMBIA, Mo., August 8, 2022 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) (“American Outdoor Brands” or the “Company”), an industry leading provider of products and accessories for outdoor enthusiasts, today announced that it has agreed to appoint a new independent director, Bradley T. Favreau, to the Company’s Board of Directors (the “Board”), effective immediately, with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. With the addition of Mr. Favreau, the size of the Board will increase from six to seven directors, including six independent directors.

This appointment is in connection with the Cooperation Agreement that American Outdoor Brands entered into with Engine Capital Management, LP (together with its affiliates, “Engine Capital”) pursuant to which Engine Capital will withdraw its director nominations previously submitted to the Company and will support the Board’s full slate of directors at the 2022 Annual Meeting of Stockholders. Engine Capital also agreed to abide by customary standstill provisions and voting commitments.

Barry M. Monheit, American Outdoor Brands’ Independent Chair of the Board, commented, “American Outdoor Brands’ Board of Directors is committed to adhering to the highest standards of corporate governance and acting in our stockholders’ best interests. To that end, after thoughtful deliberation, we are pleased to welcome Brad to our Board and look forward to working collaboratively with him to reach our goal of delivering superior stockholder value in the years ahead. Brad brings significant financial markets and public company board experience to American Outdoor Brands and will further enhance our Board’s alignment with stockholders.”

Brian Murphy, President and CEO of American Outdoor Brands, added, “We look forward to integrating Brad’s ideas as we remain focused on executing our strategic priorities, including bringing new innovative products to market, expanding and building on recent momentum in our direct-to-consumer brand offering and leveraging the breadth and strength of our brand portfolio through our successful Dock & Unlock™ strategy.

Our healthy financial position provides us with a solid foundation as we build stronger, long-lasting relationships with our consumers and create long-term value for shareholders.”

Arnaud Ajdler, Managing Partner at Engine Capital, commented, “We invested in American Outdoor Brands due to the strength of its brands, and we look forward to working constructively with management and the Board to create value for all shareholders.”

The full Cooperation Agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Jefferies LLC is serving as financial advisor, and Greenberg Traurig LLP and Goodwin Procter LLP are serving as legal counsel to American Outdoor Brands. Olshan Frome Wolosky LLP is acting as legal counsel to Engine Capital.

About Bradley T. Favreau

Mr. Favreau currently serves as Partner at Engine Capital, which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Mr. Favreau currently serves as a director of MYR Group Inc., a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada, where he serves on the Compensation Committee and the Nominating, Environmental, Social and Corporate Governance Committee. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau earned a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®.  For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Statement Regarding Forward-Looking Information

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, our ability to effectively execute our strategic priorities, our future performance and growth, and other risk factors discussed from time to time in our filings with the SEC, including those

17

factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on July 14, 2022, and in subsequent reports filed with or furnished to the SEC. American Outdoor Brands assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

American Outdoor Brands intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from American Outdoor Brands’ stockholders for American Outdoor Brands’ 2022 Annual Meeting. AMERICAN OUTDOOR BRANDS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ AMERICAN OUTDOOR BRANDS’ DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents that American Outdoor Brands files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financials” section of American Outdoor Brands’ Investor Relations website at https://ir.aob.com/ or by contacting Liz Sharp, Vice President, Investor Relations, at lsharp@aob.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Schedule A

Schedule of Owned Shares

Member of Investor Group	Shares Beneficially Owned	Shares Owned of Record
Engine Capital LP	540,111	1,000
Engine Jet Capital, L.P.	96,756	0
Engine Capital Management, LP	636,867	0
Engine Capital Management GP, LLC	636,867	0
Engine Investments, LLC	636,867	0
Arnaud Ajdler	636,867	0

Exhibit 99.1

Investor Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

Media Contact:

Jared Levy/Kelsey Markovich/Jamie Baird

FGS Global

AmericanOutdoorBrands@sardverb.com

(212) 687-8080

AMERICAN OUTDOOR BRANDS ANNOUNCES APPOINTMENT OF NEW INDEPENDENT DIRECTOR

Reaches Agreement with Engine Capital Management

COLUMBIA, Mo., August 8, 2022 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) (“American Outdoor Brands” or the “Company”), an industry leading provider of products and accessories for outdoor enthusiasts, today announced that it has agreed to appoint a new independent director, Bradley T. Favreau, to the Company’s Board of Directors (the “Board”), effective immediately, with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. With the addition of Mr. Favreau, the size of the Board will increase from six to seven directors, including six independent directors.

This appointment is in connection with the Cooperation Agreement that American Outdoor Brands entered into with Engine Capital Management, LP (together with its affiliates, “Engine Capital”) pursuant to which Engine Capital will withdraw its director nominations previously submitted to the Company and will support the Board’s full slate of directors at the 2022 Annual Meeting of Stockholders. Engine Capital also agreed to abide by customary standstill provisions and voting commitments.

Barry M. Monheit, American Outdoor Brands’ Independent Chair of the Board, commented, “American Outdoor Brands’ Board of Directors is committed to adhering to the highest standards of corporate governance and acting in our stockholders’ best interests. To that end, after thoughtful deliberation, we are pleased to welcome Brad to our Board and look forward to working collaboratively with him to reach our goal of delivering superior stockholder value in the years ahead. Brad brings significant financial markets and public company board experience to American Outdoor Brands and will further enhance our Board’s alignment with stockholders.”

Brian Murphy, President and CEO of American Outdoor Brands, added, “We look forward to integrating Brad’s ideas as we remain focused on executing our strategic priorities, including bringing new innovative products to market, expanding and building on recent momentum in our direct-to-consumer brand offering and leveraging the breadth and strength of our brand portfolio through our successful Dock & Unlock™ strategy. Our healthy financial position provides us with a solid foundation as we build stronger, long-lasting relationships with our consumers and create long-term value for shareholders.”

Arnaud Ajdler, Managing Partner at Engine Capital, commented, “We invested in American Outdoor Brands due to the strength of its brands, and we look forward to working constructively with management and the Board to create value for all shareholders.”

The full Cooperation Agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Jefferies LLC is serving as financial advisor, and Greenberg Traurig LLP and Goodwin Procter LLP are serving as legal counsel to American Outdoor Brands. Olshan Frome Wolosky LLP is acting as legal counsel to Engine Capital.

About Bradley T. Favreau

Mr. Favreau currently serves as Partner at Engine Capital, which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Mr. Favreau currently serves as a director of MYR Group Inc., a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada, where he serves on the Compensation Committee and the Nominating, Environmental, Social and Corporate Governance Committee. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau earned a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®.  For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Statement Regarding Forward-Looking Information

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,”

“projects,” “should,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, our ability to effectively execute our strategic priorities, our future performance and growth, and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on July 14, 2022, and in subsequent reports filed with or furnished to the SEC. American Outdoor Brands assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

American Outdoor Brands intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from American Outdoor Brands’ stockholders for American Outdoor Brands’ 2022 Annual Meeting. AMERICAN OUTDOOR BRANDS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ AMERICAN OUTDOOR BRANDS’ DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents that American Outdoor Brands files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financials” section of American Outdoor Brands’ Investor Relations website at https://ir.aob.com/ or by contacting Liz Sharp, Vice President, Investor Relations, at lsharp@aob.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.